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                                                                   EXHIBIT 10.18

GREENE COUNTY BANK
Executive Deferred Compensation Agreement

                               GREENE COUNTY BANK
                   EXECUTIVE DEFERRED COMPENSATION AGREEMENT

      THIS AGREEMENT is made this 11th day of March, 2005, by and between GREENE COUNTY BANK (the "Bank"), a state-chartered commercial bank located in Greeneville, Tennessee and RONALD E. MAYBERRY (the "Executive").

                                  INTRODUCTION

      To encourage the Executive to remain an employee of the Bank, the Bank is willing to provide a deferred compensation benefit to the Executive. The Bank will distribute the benefit from its general assets.

                                   ARTICLE 1
                                  DEFINITIONS

      Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 6.

1.2 "Board" means the Board of Directors of the Bank as from time to time constituted.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more beneficiaries.

1.4   "Code" means the Internal Revenue Code of 1986, as amended.

1.5 "Compensation" means the salary and bonus that would be paid to the Executive during a Plan Year, absent deferrals, less FICA taxes associated with such salary and bonus.

1.6 "Deferral Account" means the Bank's accounting of the Executive's accumulated Deferrals, plus accrued interest.

1.7 "Deferrals" means the amount of the Executive's Compensation which the Executive elects to defer according to this Agreement.

1.8 "Disability" means the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering directors of the Bank. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering directors of the Bank. The Executive must submit proof to the Plan Administrator of Social Security Administration's or the provider's determination upon the request of the Plan Administrator.

1.9 "Early Retirement" means after reaching Early Retirement Age and before Normal Retirement Age, the Executive chooses not to stand for reelection to the Board.

1.10 "Early Retirement Age" means the Executive attaining age fifty five (55) with ten (10) or more years of service.

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement

1.11 "Early Termination" means Separation from Service before Normal Retirement Age for reasons other than death, Disability, or Early Retirement.

1.12  "Effective Date" means March 11, 2005.

1.13 "Election Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to make elections under the Agreement.

1.14  "Normal Retirement Age" means the Executive attaining age seventy (70).

1.15  "Plan Administrator" means the plan administrator described in Article 8.

1.16 "Plan Year" means a twelve-month period commencing on January 1st and ending on December 31st of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

1.17 "Secretary" means the Secretary of the United States Department of the Treasury.

1.18 "Separation from Service" means that the Executive's service, as an employee and independent contractor, to the Bank and any member of a controlled group as defined in Section 414 of the Code to which the Bank belongs, has terminated for any reason, other than by reason of a leave of absence approved by the Bank or the death of the Executive.

                                    ARTICLE 2

                                DEFERRAL ELECTION

2.1 Generally. Unless otherwise provided for by the Secretary, the Executive may file annually Compensation Election Form(s) with the Plan Administrator no later than the end of the Plan Year preceding the Plan Year in which services leading to such Compensation will be performed (e.g., by December 31, 20XX for Compensation to be deferred in 20XX+1). The Election Form(s) shall set forth the amount of Compensation to be deferred and shall be effective to defer only Compensation earned for services performed after the date the Election Form(s) are received by the Plan Administrator. The maximum annual amount the Executive can defer is $12,000.

2.2 First Year of Eligibility. To defer Compensation for services performed in the first Plan Year, the Executive may make a deferral election under this Agreement by delivering to the Plan Administrator a signed Election Form(s) within thirty (30) days after the date of notification of the Executive's eligibility to participate in the plan. The Election Form(s) shall set forth the amount of Compensation to be deferred and shall be effective to defer only Compensation earned for services performed after the date the Election Form(s) are received by the Plan Administrator. The maximum annual amount the Executive can defer is $12,000.

2.3 Change in Form or Timing of Distributions. For distribution of benefits under Article 4, the Executive may elect to delay the timing or change the form of distributions by submitting the appropriate Election Form(s) to the Plan Administrator. Any such elections:

                  (a) may not accelerate the time or schedule of any distribution, except as allowed by the Secretary;

                  (b) must, for benefits payable under Section 4.1, be made at least twelve (12) months prior

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement

                        to the first scheduled distribution;

                  (c) must, for benefits payable under Sections 4.1 and 4.2, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

                  (d) must take effect not less than twelve (12) months after the election is made.

                                    ARTICLE 3
                                DEFERRAL ACCOUNT

3.1 Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

      3.1.1 Deferrals. The Compensation deferred by the Executive as of the time the Compensation would have otherwise been paid to the Executive.

      3.1.2 Interest. (a) On the last day of each month prior to Separation from Service, interest shall be credited on the Deferral Account at an annual rate equal to ten percent (10%), compounded monthly.

            (b) On the last day of each month following Separation from Service, including Normal Retirement, Early Retirement, or Disability and during any applicable installment period, interest shall be credited on the unpaid Deferral Account balance at an annual rate equal to seven and one-half percent (7.5%), compounded monthly.

3.2 Statement of Accounts. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the Deferral Account balance.

3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Bank for the distribution of benefits. The benefits represent the mere Bank promise to distribute such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    ARTICLE 4
                            BENEFITS DURING LIFETIME

4.1 Normal Retirement Benefit. Upon the Executive reaching Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

      4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Executive's Normal Retirement Age.

      4.1.2 Distribution of Benefit. The Bank shall distribute the benefit to the Executive in one hundred twenty (120) consecutive equal monthly installments commencing the month following Normal Retirement Age.

4.2 Early Retirement Benefit. Upon the Executive's Early Retirement, the Bank shall distribute to the Executive the benefit described in this Section
      4.2 in lieu of any other benefit under this Agreement.

      4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at the date selected by the Executive on the Election Form.

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement

      4.2.2 Distribution of Benefit. The Bank shall distribute the benefit to the Executive in one hundred twenty (120) consecutive monthly installments commencing on the date selected by the Executive on the Election Form.

4.3 Early Termination Benefit. Upon the Executive's Early Termination, the Bank shall distribute to the Executive the benefit described in this
      Section 4.3 in lieu of any other benefit under this Agreement.

      4.3.1 Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the Executive's Separation from Service.

      4.3.2 Distribution of Benefit. The Bank shall distribute the benefit to the Executive in a lump sum within sixty (60) days following Separation from Service.

4.4 Disability Benefit. If the Executive separates from service due to Disability prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

      4.4.1 Amount of Benefit. The benefit under this Section 4.4 is the Deferral Account balance at the Executive's Separation from Service.

      4.4.2 Distribution of Benefit. The Bank shall distribute the benefit to the Executive in one hundred twenty (120) consecutive monthly installments commencing within sixty (60) days following the Executive's Separation from Service due to Disability.

                                    ARTICLE 5
                                 DEATH BENEFITS

5.1 Death During Active Service Prior to Normal Retirement Age. If the Executive dies while in the service of the Bank prior to Normal Retirement Age, the Bank shall distribute to the Executive's designated Beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

      5.1.1 Amount of Benefit. The benefit under this Section 5.1 is the Executive's projected Deferral Account balance at Normal Retirement Age as shown on Addendum A. However, the Plan Administrator, in its sole discretion, may limit this amount to the Executive's Deferral Account balance on the date of death if it determines circumstances warrant such a limitation.

      5.1.2 Distribution of Benefit. The Bank shall distribute the benefit to the Beneficiary in one hundred twenty (120) consecutive equal monthly installments commencing within sixty (60) days following receipt by the Bank of the Executive's death certificate.

5.2 Death Following Separation from Service Due to Early Retirement, Early Termination, or Disability. If the Executive dies following Separation from Service due to Early Retirement, Early Termination, or Disability, the Bank shall distribute to the Executive's designated Beneficiary the benefit described in this Section 5.2 in lieu of any other benefit under this Agreement.

      5.2.1 Amount of Benefit. The benefit under this Section 5.2 is the remaining Deferral Account balance at the Executive's death.

      5.2.2 Distribution of Benefit. The Bank shall distribute the benefit to the Beneficiary in a lump sum within sixty (60) days following receipt by the Bank of the Executive's death certificate.

5.3 Death During Distribution of the Normal Retirement Benefit. If the Executive dies after the Normal Retirement Benefit distributions have commenced under Section 4.1 of this Agreement but before receiving

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement

      all such distributions, the Bank shall distribute to the Beneficiary the remaining Deferral Account balance on the same schedule as if the Executive had not died.

5.4 Suicide. If the Executive commits suicide within three years following the Effective Date of this Agreement, the Bank shall distribute to the Executive's designated Beneficiary the benefit described in this Section
      5.4 in lieu of any other benefit under this Agreement.

      5.4.1 Amount of Benefit. The benefit under this Section 5.4 is the Deferral Account balance at the Executive's death.

      5.4.2 Distribution of Benefit. The Bank shall distribute the benefit to the Beneficiary in a lump sum within sixty (60) days following receipt by the Bank of the Executive's death certificate.

                                   ARTICLE 6
                                 BENEFICIARIES

6.1 Beneficiary. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits distributable under the Agreement to a beneficiary upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the Beneficiary designation under any other plan of the Bank in which the Executive participates.

6.2 Beneficiary Designation; Change; Spousal Consent. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. If the Executive names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Plan Administrator, must be signed by the Executive's spouse and returned to the Plan Administrator. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

6.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

6.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

6.5 Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

                                   ARTICLE 7
                              GENERAL LIMITATIONS

7.1   No Withdrawal Election. A

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement

      Executive may not elect, at any time, to withdraw any portion of the Account Balance prior to the payment date indicated under Article 4 or 5, as applicable.

                                   ARTICLE 8
                             ADMINISTRATION OF PLAN

8.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

8.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

8.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of the Executive, the date and circumstances of the retirement, Disability, death, or Separation from Service of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

                                   ARTICLE 9
                          CLAIMS AND REVIEW PROCEDURES

9.1 Claims Procedure. The Executive or Beneficiary ("Claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

      9.1.1 Initiation - Written Claim. The Claimant initiates a claim by submitting to the Bank a written claim for the benefits.

      9.1.2 Timing of Bank Response. The Bank shall respond to such Claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement

      9.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the Claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                  (a)   The specific reasons for the denial,

                  (b) A reference to the specific provisions of the Agreement on which the denial is based,

                  (c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed, and

                  (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures.

9.2 Review Procedure. If the Bank denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

      9.2.1 Initiation - Written Request. To initiate the review, the Claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

      9.2.2 Additional Submissions - Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim for benefits.

      9.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

      9.2.4 Timing of Bank Response. The Bank shall respond in writing to such Claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the Claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

      9.2.5 Notice of Decision. The Bank shall notify the Claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                  (a)   The specific reasons for the denial,

                  (b) A reference to the specific provisions of the Agreement on which the denial is based, and

                  (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim for benefits.

                                   ARTICLE 10
                           AMENDMENTS AND TERMINATION

10.1 Termination. The Bank reserves the right to terminate the Agreement at any time by action of its Board. Upon such termination, the Deferral Account balance shall be paid to the Executive in a lump sum within sixty (60) days following the earliest of:

      (a)   Separation from Service;

      (b)   Death;

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement

      (c) Such time as permitted by the Secretary under regulations issued pursuant to Section 409A of the Code.

10.2 Amendment. The Bank can amend the Agreement at any time by action of its Board. However, no such amendment shall change any right or benefit to which the Executive or Beneficiary has become entitled under Articles 4 or 5, nor accelerate payment of the benefit to the Executive.

                                   ARTICLE 11
                                 MISCELLANEOUS

11.1 Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators and transferees.

11.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Executive the right to remain a member of the Board, nor does it interfere with the Bank's right to terminate the Executive's service. It also does not require the Executive to remain in the service of the Bank nor interfere with the Executive's right to separate from service at any time.

11.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

11.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

11.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Tennessee, except to the extent preempted by the laws of the United States of America.

11.6 Unfunded Arrangement. Under this Agreement, the Executive and the Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and the Beneficiary have no preferred or secured claim.

11.7 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor company.

11.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

11.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

11.10 Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement

      interests of the Bank.

11.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

11.12 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

11.13 Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                              Greene County Bancshares
                              100 North Main Street
                              Greeneville, TN 37743

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

      Any notice or filing required or permitted to be given to a Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

      IN WITNESS WHEREOF, the Executive and the Bank have signed this Agreement as of March 11, 2005.

EXECUTIVE:                              BANK:

                                        GREENE COUNTY BANK

/s/ Ronald E. Mayberry                  BY: /s/ William F. Richmond
---------------------------                 ----------------------------------
RONALD E. MAYBERRY                      TITLE: SENIOR VICE PRESIDENT AND CHIEF
                                               FINANCIAL OFFICER

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement
ELECTION FORM - Compensation Deferral

           COMPENSATION DEFERRAL ELECTION FOR PLAN YEAR _____________

                               AMOUNT OF DEFERRAL

      [INITIAL AND COMPLETE ONE]

      ____   I elect to defer [option: __% or $__] of my monthly Compensation
            (amount not to exceed $12,000).

      ____   I elect not to defer any of my Compensation.

PRINTED NAME: ________________________________

SIGNATURE: ___________________________________

Date: _________

Received by the Plan Administrator this ________ day of _______________, 200__.

By: _________________________________

Title: ______________________________

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement
ELECTION FORM - Early Retirement Distribution

[ ]  New Election

[ ]  Change in Election

I elect to receive the Early Retirement benefit under the Agreement at the following time (initial appropriate box):

4.2.2 EARLY RETIREMENT BENEFIT

___ The Bank shall distribute the benefit to the Executive in one hundred twenty (120) consecutive monthly installments commencing within 60 days following my Early Retirement.

___ The Bank shall distribute the benefit to the Executive in one hundred twenty (120) consecutive monthly installments commencing within 60 days following my Normal Retirement Age.

Change in Timing of Distribution. For distribution of benefits under Article 4.2, the Executive may elect to delay the timing of distributions by submitting the appropriate Election Form to the Plan Administrator. Any such election:

      (a) may not accelerate the time or schedule of the distribution, except as allowed by the Secretary;

      (b)   must delay the commencement of distributions for a minimum of five
            (5) years from the date the first distribution was originally scheduled to be made; and

      (c) must take effect not less than twelve (12) months after the election is made.

PRINTED NAME: ________________________________

SIGNATURE: ___________________________________

Date: _________

Received by the Plan Administrator this ________ day of ________________, 200__.

By: _________________________________

Title: ______________________________

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement
BENEFICIARY DESIGNATION FORM

[ ]  New Designation

[ ]  Change in Designation

I, ________________, designate the following as Beneficiary under the Agreement:

Primary:
___________________________________________________________        _____%

___________________________________________________________        _____%

Contingent:
___________________________________________________________        _____%

___________________________________________________________        _____%

NOTES:

      -     Please PRINT CLEARLY or TYPE the names of the beneficiaries.

      - To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

      - To name your estate as beneficiary, please write "Estate of _[your name]_".

      - Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

NAME: _______________________________

SIGNATURE: __________________________       DATE: _______

SPOUSAL CONSENT (Required if Spouse not named beneficiary):

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

SPOUSE NAME: ________________________

Signature: __________________________       Date: _______

Received by the Plan Administrator this ________ day of __________________, 2___

BY: _________________________________

Title: ______________________________

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GREENE COUNTY BANK
Executive Deferred Compensation Agreement
ADDENDUM A

Ninety Two Thousand Seven Hundred Eighty Six dollars ($92,786.00) per year for ten (10) years, payable in One Hundred Twenty (120) monthly installments of approximately Seven Thousand Seven Hundred Thirty Two dollars ($7,732.00).

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